Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Second Quarter 2026 Results

WESTLAKE VILLAGE, Calif. – July 29, 2026 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $22 million, or $0.41 in diluted earnings per share (EPS), on total net revenues of $497 million for the second quarter of 2026. Adjusted net income was $74 million, or $1.39 in adjusted diluted EPS, on adjusted net revenues of $566 million1. PFSI’s Board of Directors declared a second quarter cash dividend of $0.30 per share, payable on August 27, 2026, to common stockholders of record as of August 17, 2026.

CEO Commentary

“PennyMac Financial generated a 2% annualized return on equity and a 7% annualized adjusted return on equity1 in the second quarter,” said Chairman and CEO David Spector. “While our operational execution remained solid, our results fell short of expectations due to higher interest rates during the period. As a result, we are actively taking steps to realign our cost structure to enhance profitability.”

Mr. Spector continued, “Additionally, ongoing investments in technology are providing the structural leverage required to streamline our production division and lower our cost-to-produce without compromising capacity or the customer experience. Importantly, our recapture rates improved meaningfully in the second quarter, positioning us to capture significant upside when the origination market expands. As we onboard Cenlar’s subservicing portfolio, our tech-enabled efficiency and massive scale are expected to allow us to realize substantial operating leverage. We believe this fee-based revenue stream is a key component that will help us achieve our long-term ROE targets.”

The table below highlights key financial performance metrics1:

($ in millions except per share metrics)	2Q26	1Q26	2Q25	Q/Q	Y/Y
Total net revenues	497	545	445	(9)%	12%
Net income	22	82	136	(74)%	(84)%
Diluted EPS	$0.41	$1.53	$2.54	(73)%	(84)%
Annualized return on equity (ROE)	2%	8%	14%	(6)%	(12)%

Adjusted net revenues	566	589	537	(4)%	5%
Adjusted net income	74	118	124	(37)%	(40)%
Adjusted diluted EPS	$1.39	$2.19	$2.31	(37)%	(40)%
Annualized adjusted ROE	7%	11%	13%	(4)%	(6)%

Book value per share	$83.49	$83.31	$78.04	0%	7%
Cash dividends declared per common share	$0.30	$0.30	$0.30	--	--

1 Items labeled as “adjusted” are non-GAAP financial measures. See pages 9 and 10 for a reconciliation of GAAP net income to adjusted net income, adjusted diluted EPS and annualized adjusted return on equity, as well as for a reconciliation of GAAP total net revenue to adjusted net revenues.

Key Operating and Financial Metrics

•	Annualized ROE was 2%, down from 14% in the second quarter of 2025

•	Annualized adjusted ROE was 7%[2], down from 13% in the second quarter of 2025

•	Total loan acquisitions and originations were $34.9 billion in unpaid principal balance (UPB), down 8% from the second quarter of 2025

○	Consumer direct originations were $5.6 billion in UPB, up 103% from the second quarter of 2025

•	Production revenue margins[3] were 77 basis points of total fallout adjusted lock volume, up from 55 basis points in the second quarter of 2025; production segment pretax income was $38 million, down from $58 million in the second quarter of 2025

•	Owned servicing portfolio totaled $488 billion in UPB at June 30, 2026, up 5% from June 30, 2025

•	Servicing segment pretax income was $22 million, down from $54 million in the second quarter of 2025; pretax income excluding valuation-related changes was $99 million, up from $57 million in the prior quarter and down from $146 million in the second quarter of 2025

•	Pretax loss from Corporate and other was $29 million, compared to $35 million in the second quarter of 2025

•	Book value per share was $83.49 at June 30, 2026, up 7% from June 30, 2025

Business Highlights

•	Our new consumer direct loan origination system has facilitated a rapid implementation of process-automating AI agents, including the launch of a proprietary Natural Language Virtual Agent (NLVA) across both outbound and inbound calls

•	Conventional first-lien refinance recapture rates increased 7 percentage points from the prior quarter to 29% and government first-lien recapture rates increased 9 percentage points from the prior quarter to 59%

•	Continued to make progress on the acquisition of Cenlar’s subservicing business and expect the transaction to close in the fourth quarter

•	Expanded our strategic partnership with Amazon Web Services to further bolster our transformation as an AI-driven mortgage technology leader

Guidance

•	With a smaller projected origination market due to higher interest rates, we expect adjusted ROEs to remain in the high single digits through 2026 as we reduce our expense base

2 See page 9 for a reconciliation of GAAP net income to annualized adjusted return on equity

3 Presented net of loan origination expense

Production Segment Highlights

The table below highlights key operating metrics and financial performance in the production segment:

	2Q26	1Q26	2Q25	Q/Q	Y/Y
Volume ($ UPB in billions)
Total fallout adjusted locks	31.5	38.0	38.6	(17)%	(18)%
Consumer Direct	4.5	6.6	2.4	(32)%	87%
Broker Direct	6.5	7.1	5.4	(8)%	21%
Correspondent	20.5	24.3	30.8	(16)%	(33)%

Total acquisitions and originations	34.9	37.0	37.9	(6)%	(8)%

Government loan first lien refinance recapture rate(1)	59%	50%	44%	9%	15%
Conventional loan first lien refinance recapture rate(1)	29%	22%	17%	7%	12%

Profitability ($ in millions)
Revenues(2)	243	327	211	(26)%	15%
Expenses(2)	205	194	153	6%	34%
Pretax income	38	134	58	(71)%	(33)%

Revenues(2) as basis points of fallout adjusted locks	77	86	55	(9)	23
Pretax income as basis points of fallout adjusted locks	12	35	15	(23)	(3)

May not sum due to rounding

(1) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified

(2) Presented net of loan origination expense

Consumer direct fallout adjusted lock volumes were $4.5 billion in UPB, down from $6.6 billion in the prior quarter and up from $2.4 billion in the second quarter of 2025. The decrease from the prior quarter was driven by lower refinance volumes due to higher rates, and the increase from the second quarter of 2025 was driven by increased refinance activity and higher refinance recapture rates. Broker direct fallout adjusted lock volumes were $6.5 billion in UPB, down from $7.1 billion in the prior quarter and up from $5.4 billion in the second quarter of 2025. The increase from the second quarter of 2025 was driven by market share gains and a larger origination market. Correspondent fallout adjusted lock volumes were $20.5 billion in UPB, down from $24.3 billion in the prior quarter and $30.8 billion in the second quarter of 2025, both as a result of a highly competitive environment.

Production segment pretax income was $38 million, down from $134 million in the prior quarter and $58 million in the second quarter of 2025.

Revenues net of loan origination expenses were $243 million, down from $327 million in the prior quarter and up from $211 million in the second quarter of 2025. The decline from the prior quarter was primarily driven by lower volumes in the consumer direct and correspondent channels, and a $36 million adverse shift in post-lock impacts driven by market price changes on specialized pools and other cross-channel impacts.

Expenses net of loan origination expenses were $205 million, up from $194 million in the prior quarter and $153 million in the second quarter of 2025. The increase from the prior quarter was due to higher capacity and funded unit volume in the consumer direct lending channel.

Servicing Segment Highlights

The table below highlights key operating metrics and financial performance in the servicing segment:

	2Q26	1Q26	2Q25	Q/Q	Y/Y
Servicing portfolio
Total UPB ($ in billions, at period end)	731	720	700	1%	4%
Owned servicing	488	474	463	3%	5%
Subservicing	235	237	230	(1)%	2%
Loans held for sale	8	10	7	(22)%	13%

Actual CPR (owned portfolio)	11.6%	13.7%	8.5%	(2.1)%	3.1%
60+ Day Delinquency (owned portfolio, at period end)	4.1%	4.2%	3.2%	(0.1)%	0.9%

Profitability (in millions)(1)
Loan servicing fees	536	532	507	1%	6%
Earnings on custodial balances and deposits and other income	119	105	116	13%	2%
Realization of mortgage servicing rights (MSR) cash flows	(323)	(355)	(263)	(9)%	23%
EBO loan-related income(2)	37	34	32	9%	15%
Revenues excluding valuation-related items	369	316	392	17%	(6)%

Operating expenses	76	81	77	(6)%	(2)%
Payoff-related expenses(3)	29	31	17	(8)%	66%
Credit losses and provisions for defaulted loans	26	23	22	13%	19%
Interest expense	140	125	130	12%	8%
Expenses excluding valuation-related items	270	260	246	4%	10%

Pretax income excluding valuation-related items	99	57	146	75%	(32)%

MSR fair value changes	118	183	16	N/M	N/M
Hedging results(4)	(187)	(221)	(112)	N/M	N/M
(Provision for) reversal of losses on active loans	(8)	(6)	4	N/M	N/M
Valuation-related items	(77)	(44)	(92)	N/M	N/M

Pretax income	22	13	54	71%	(60)%

May not sum due to rounding

(1) Non-GAAP presentation - see pages 10 and 13

(2) Includes EBO related revenues and associated expenses

(3) Includes interest shortfall and recording and release fees

(4) Includes principal-only stripped MBS valuation-related accretion changes included in net interest income in the GAAP presentation

The owned servicing portfolio totaled $488 billion in UPB at June 30, 2026, up 5% from June 30, 2025 as additions from production more than offset runoff from prepayments.

Servicing segment pretax income was $22 million, up from $13 million in the prior quarter and down from $54 million in the second quarter of 2025. Servicing segment pretax income excluding valuation-related items was $99 million, up from $57 million in the prior quarter and down from $146 million in the second quarter of 2025.

Servicing revenues excluding valuation-related items totaled $369 million, up from $316 million in the prior quarter and down from $392 million in the second quarter of 2025. The increase from the prior quarter was primarily due to lower realization of MSR cash flows, reflecting lower prepayment speeds, and an increase in earnings on custodial deposits and other income due to higher average balances. The decrease from the second quarter of 2025 was primarily due to higher realization of MSR cash flows from increased runoff partially offset by increased loan servicing fees.

Servicing expenses excluding valuation-related items were $270 million, up from $260 million in the prior quarter and $246 million in the second quarter of 2025. The increase from the prior quarter was primarily due to higher interest expense due to higher average balances of outstanding financing for MSRs. The increase from the second quarter of 2025 was primarily due to higher interest expense, payoff-related expense, as well as losses and provisions for defaulted loans.

MSR and hedging-related losses were $77 million, compared to $44 million in the prior quarter and $92 million in the second quarter of 2025. These losses included $52 million in hedge costs, compared to $14 million in the prior quarter and $54 million in the second quarter of 2025.

Corporate and Other

Pretax loss from corporate and other was $29 million, compared to $42 million in the prior quarter and $35 million in the second quarter of 2025.

Revenues were $23 million, up from $13 million in the prior quarter and $12 million in the second quarter of 2025, both primarily due to a non-recurring gain resulting from an increase in the value of our minority equity interest in Vesta.

Expenses were $52 million, down slightly from $55 million in the prior quarter and up from $47 million in the second quarter of 2025. The decrease from the prior quarter was driven primarily by lower marketing and advertising expenses, as the prior quarter contained elevated expenses related to the 2026 Winter Olympics. The increase from the second quarter of 2025 was primarily driven by higher marketing and advertising expenses and legal expenses.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Wednesday, July 29, 2026. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 5,500 people across the country. For the twelve months ended June 30, 2026, PFSI’s production of newly originated loans totaled $151 billion in UPB, making it a top lender in the nation. As of June 30, 2026, PFSI serviced loans totaling $731 billion in UPB, making it a top mortgage servicer in the nation. Additional information about PFSI is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Isaac Garden
mediarelations@pennymac.com	PFSI_IR@pennymac.com
805.395.9943	818.264.4907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; the continually changing federal, state and local laws and regulations applicable to our highly regulated industry; lawsuits or governmental actions resulting from noncompliance with laws and regulations; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; licensing and operational requirements of jurisdictions applicable to our business, to which our bank competitors are not subject; our ability to close and integrate acquisitions, including the acquisition of Cenlar’s subservicing business, changes to government modification programs; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase and sales opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their roles; our ability to manage third-party vendors and mortgage investor requirements; our exposure to counterparties that do not fulfill contractual obligations; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; our ability to implement and develop new technologies and artificial intelligence ; the effect of public opinion on our reputation; our exposure to risks of loss and disruption in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted net income, adjusted net revenue, adjusted earnings per share, pretax income excluding valuation-related items, and adjusted return on equity. Adjustments to GAAP financial measures include items that the Company deems non-operating, non-recurring and market-driven fair value adjustments to Mortgage Servicing Rights (MSRs) and associated hedging results that change based on interest rate shifts rather than operational efficiency. These non-GAAP measures provide a meaningful perspective on the Company’s business results because the Company utilizes this information to evaluate and manage the business, and investors use this information to calculate financial and cash flow measures. These non-GAAP measures have limitations as analytical tools and should not be viewed as a substitute for financial information determined in accordance with GAAP. Furthermore, these non-GAAP measures may not be comparable to similarly titled metrics presented by other financial institutions.

Consolidated Statements of Income

($ in millions, except per share amounts)

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Revenue
Owned servicing fees	471	469	463	460	436	8%
Subservicing fees	20	21	21	21	22	(6)%
Ancillary and other fees	45	42	48	54	50	(10)%
Total loan servicing fees	536	532	532	535	507	6%

Realization of MSR cash flows	(323)	(355)	(383)	(290)	(263)	23%
Changes in fair value of MSRs due to changes in fair value inputs	118	183	40	(102)	16	N/M
Hedging results	(186)	(207)	(39)	98	(109)	N/M
Net servicing income	146	153	150	241	150	(3)%

Net gains on loans held for sale	280	345	302	314	235	19%
Loan origination fees	70	72	68	62	59	18%
Fulfillment fees from PMT	5	6	7	6	6	(14)%

Interest income	242	208	264	249	222	9%
Interest expense	(271)	(250)	(263)	(250)	(240)	13%
Net interest (expense) income	(28)	(42)	1	(1)	(18)	60%

Management fees	7	7	7	7	7	(1)%
Other revenues	18	4	4	4	6	N/M
Total net revenues	497	545	538	633	445	12%

Expenses
Compensation	223	216	208	205	188	19%
Technology	44	46	35	45	42	5%
Mortgage loan origination	94	80	70	69	69	36%
Professional services	16	14	10	10	8	90%
Servicing	43	38	43	29	28	50%
Occupancy and equipment	11	10	10	9	8	28%
Marketing and advertising	17	21	10	14	12	36%
Other expenses	18	14	16	15	12	50%
Total expenses	465	440	404	397	368	26%

Income before provision for (benefit from) income taxes	32	105	134	236	76	(59)%

Income taxes	10	22	28	55	(60)	N/M

Net income	22	82	107	182	136	(84)%

Weighted average shares outstanding
Basic	51.9	52.1	52.0	51.7	51.7	1%
Diluted	53.3	53.9	54.2	53.9	53.6	(1)%

Earnings per share
Basic	$0.42	$1.58	$2.05	$3.51	$2.64	(84)%
Diluted	$0.41	$1.53	$1.97	$3.37	$2.54	(84)%

Cash dividends declared per common share	$0.30	$0.30	$0.30	$0.30	$0.30	--

May not sum due to rounding

Non-GAAP Reconciliations

($ in millions, except per share amounts)

Reconciliation of GAAP Total net revenues to Adjusted net revenues

	2Q26	1Q26	4Q25	3Q25	2Q25
Total net revenues	497	545	538	633	445
Increase (decrease) in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	118	183	40	(102)	16
Hedging gains (losses) associated with MSRs(1)	(187)	(221)	(37)	105	(112)
Provision for credit losses on active loans	(8)	(6)	(11)	(0)	4
Non-recurring revenues(2)	9	0	0	0	0
Adjusted net revenues	566	589	546	630	537

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

(2) 2Q26 non-recurring revenues consist of a $9 million valuation gain related to investments in closely held entities

Reconciliation of GAAP Net Income to Adjusted net income,

Adjusted diluted EPS and Adjusted return on equity (ROE)

	2Q26	1Q26	4Q25	3Q25	2Q25
Net income	22	82	107	182	136
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(118)	(183)	(40)	102	(16)
Hedging (gains) losses associated with MSRs(1)	187	221	37	(105)	112
Provision for (reversal of) losses on active loans	8	6	11	0	(4)
Non-recurring pretax items(2)	(7)	3	0	0	0
Total adjustments:	70	47	8	(3)	92
Tax rate for adjustments	25.1%	25.1%	25.1%	25.2%	25.2%
Tax impacts of adjustments	(18)	(12)	(2)	1	(23)
Non-recurring tax adjustment	0	0	0	0	(82)
Adjusted net income	74	118	113	180	124
Diluted shares outstanding	53.5	53.9	54.2	53.9	53.6
Adjusted diluted EPS	$1.39	$2.19	$2.08	$3.33	$2.31

Average stockholders' equity	4,323	4,324	4,238	4,110	3,940

Annualized return on equity (ROE)	2%	8%	10%	18%	14%
Annualized adjusted ROE	7%	11%	11%	17%	13%

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

(2) 2Q26 non-recurring pretax items include a $9 million valuation gain related to investments in closely held entities and $1 million of Cenlar acquisition related expenses

Non-GAAP Reconciliations (continued)

($ in millions)

Reconciliation of GAAP Net income to Adjusted EBITDA

	2Q26	1Q26	4Q25	3Q25	2Q25
Net income	22	82	107	182	136
Provision for (benefit from) income taxes	10	22	28	55	(60)
Income (loss) before provisions for income taxes	32	105	134	236	76
Depreciation and amortization	14	14	13	13	15
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(118)	(183)	(40)	102	(16)
Hedging (gains) losses associated with MSRs(1)	187	221	37	(105)	112
Provision for (reversal of) losses on active loans	8	6	11	0	(4)
Stock-based compensation	4	2	8	10	8
Non-recurring items(2)	(7)	3	0	0	0
Interest expense on corporate debt and capital lease	83	83	83	78	70
Adjusted EBITDA	204	251	246	335	261

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

(2) 2Q26 non-recurring pretax items include a $9 million valuation gain related to investments in closely held entities and $1 million of Cenlar acquisition related expenses

Reconciliation of GAAP servicing pretax income to

servicing pretax income net of valuation related changes

	2Q26	1Q26	4Q25	3Q25	2Q25
Servicing pretax income	22	13	37	157	54
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(118)	(183)	(40)	102	(16)
Hedging (gains) losses associated with MSRs(1)	187	221	37	(105)	112
Provision for (reversal of) losses on active loans	8	6	11	0	(4)
Servicing pretax income net of valuation related changes	99	57	45	155	146

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

Production Segment Profitability and Key Metrics

($ in millions)

Production Segment Contribution to Pretax Income

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Net gains on loans held for sale at fair value	245	311	276	280	204	20%
Loan origination fees	70	72	68	62	59	18%
Fulfillment fees from PMT	5	6	7	6	6	(14)%

Interest income	119	113	129	111	104	14%
Interest expense	(105)	(96)	(109)	(98)	(94)	12%
Net interest income	14	17	20	14	11	35%

Other revenues	3	0	0	0	0	N/M
Net revenues	337	407	371	362	280	21%

Compensation	146	136	123	114	104	40%
Technology	30	30	28	31	28	8%
Loan origination expenses	94	80	70	69	69	36%
Professional Services	5	6	4	3	4	42%
Occupancy and equipment	6	5	5	4	4	50%
Marketing and advertising	12	12	9	12	10	18%
Other expenses	6	4	5	4	3	N/M
Expenses	299	273	244	239	222	35%

Pretax income	38	134	127	123	58	(33)%

May not sum due to rounding

Production Segment Profitability and Key Metrics (continued)

($ UPB in billions)

Production Segment Volumes and Key Metrics

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Volumes
Consumer direct fallout adjusted locks	4.5	6.6	5.0	3.9	2.4	87%
Broker direct fallout adjusted locks	6.5	7.1	5.6	5.9	5.4	21%
Correspondent fallout adjusted locks	20.5	24.3	30.5	27.2	30.8	(33)%
Total fallout adjusted locks	31.5	38.0	41.0	37.0	38.6	(18)%

Consumer direct originations	5.6	6.0	5.2	3.1	2.8	103%
Broker direct originations	7.0	6.7	6.5	5.6	5.3	32%
Correspondent acquisitions	22.3	24.4	30.5	27.8	29.8	(25)%
Total acquisitions and originations	34.9	37.0	42.2	36.5	37.9	(8)%

Consumer direct locks	6.1	9.2	7.4	6.0	3.8	62%
Broker direct locks	8.5	9.5	7.6	8.0	7.2	19%
Correspondent locks	21.8	26.1	31.8	29.3	32.2	(32)%
Total locks	36.5	44.8	46.8	43.2	43.1	(15)%

Key Metrics
Revenues(1) as basis points of fallout adjusted locks	77	86	73	79	55	23
Pretax income as basis points of total fallout adjusted locks	12	35	31	33	15	(3)

Consumer direct margins(2)	3.17%	2.67%	2.74%	3.28%	4.08%	(22)%
Broker direct margins(2)	1.04%	0.99%	1.01%	0.97%	0.87%	19%
PFSI correspondent margins(2)	0.29%	0.28%	0.25%	0.30%	0.25%	15%

% Purchase acquisitions and originations	69%	58%	66%	83%	83%	N/M

Government loan first lien refinance recapture rate(3)	59%	50%	51%	48%	44%	15%
Conventional loan first lien refinance recapture rate(3)	29%	22%	17%	16%	17%	12%

WA FICO at acquisition / origination	742	749	747	749	746	(4)
WA DTI at acquisition / origination	40	40	40	40	41	(1)

May not sum due to rounding

(1) Net of loan origination expenses

(2) Revenue contribution excluding post-lock impacts divided by fallout adjusted locks

(3) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified

Servicing Segment Profitability and Key Metrics

($ in millions)

Servicing Segment Contribution to Pretax Income

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Owned servicing fees	471	469	463	460	436	8%
Subservicing fees	20	21	21	21	22	(6)%
Ancillary and other fees	45	42	48	54	50	(10)%
Total loan servicing fees	536	532	532	535	507	6%

Realization of MSR cash flows	(323)	(355)	(383)	(290)	(263)	23%
Changes in MSR fair value due to changes in valuation inputs	118	183	40	(102)	16	N/M
Hedging results	(186)	(207)	(39)	98	(109)	N/M
Net loan servicing fees	146	153	150	241	150	(3)%

Gains on loans held for sale	35	34	26	34	31	15%

Interest income	123	95	135	137	117	5%
Interest expense	(166)	(154)	(154)	(152)	(146)	14%
Net interest expense	(43)	(59)	(19)	(15)	(29)	48%

Other revenues	(2)	(2)	(2)	(1)	1	N/M
Net revenues	137	125	154	259	153	(11)%

Compensation	52	53	52	52	51	1%
Technology	8	11	11	10	10	(11)%
Servicing	43	38	43	29	28	50%
Other expenses	12	11	11	11	10	20%
Expenses	115	112	117	102	99	16%

Servicing pretax income	22	13	37	157	54	(60)%

May not sum due to rounding

Servicing Segment Profitability and Key Metrics (continued)

($ UPB in billions)

Servicing Segment Portfolio and Key Metrics

2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Servicing Portfolio ($ UPB in billions, at period end)
Owned MSR UPB	488	474	462	470	463	5%
Subserviced UPB	235	237	263	239	230	2%
Loans held for sale	8	10	9	7	7	13%
Total UPB	731	720	734	717	700	4%

Total loans serviced (in thousands)	2,753	2,725	2,788	2,746	2,704	2%

Key Metrics (owned portfolio, at period end except CPR)
60+ Day Delinquency	4.1%	4.2%	4.2%	3.4%	3.2%	0.9%
Actual CPR	11.6%	13.7%	13.0%	8.6%	8.5%	3.1%
Weighted average coupon	5.1%	5.1%	5.0%	4.9%	4.7%	0.4%
Weighted average servicing fee	0.39%	0.39%	0.39%	0.39%	0.39%	0.00%
Servicing fee multiple	5.6	x	5.5	x	5.3	x	5.3	x	5.3	x	0.3	x

May not sum due to rounding

Corporate & Other Profitability

($ in millions)

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Management fees	7	7	7	7	7	(1)%

Interest income	0	0	0	0	1	N/M
Interest expense	0	0	0	0	0	N/M
Net interest income (expense)	0	0	0	0	1	N/M

Other revenues	16	6	6	4	4	N/M
Net revenues	23	13	13	12	12	98%

Compensation	25	28	33	39	32	(21)%
Technology	6	5	(3)	4	5	20%
Marketing and advertising	5	9	1	1	2	170%
Professional Services	9	7	4	5	3	180%
Occupancy and equipment	2	2	2	2	2	28%
Other expenses	6	5	6	5	4	34%
Expenses	52	55	43	56	47	10%

Corporate & Other pretax loss	(29)	(42)	(30)	(44)	(35)	(19)%

May not sum due to rounding

Consolidated Balance Sheets

($ in millions)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	Y/Y
Assets
Cash	214	220	302	622	162	32%
Short-term investment at fair value	534	434	410	62	462	16%
Principal-only stripped mortgage-backed securities at fair value	609	659	723	774	785	(22)%
Loans held for sale at fair value	7,820	9,954	9,123	7,490	6,961	12%
Derivative assets	202	283	188	202	181	12%
Servicing advances, net	589	623	590	396	431	37%
Mortgage servicing rights at fair value	10,587	10,149	9,599	9,654	9,531	11%
Loans eligible for repurchase	8,291	8,594	7,410	5,417	4,963	67%
Other assets	1,013	1,028	1,045	783	746	36%
Total Assets	29,859	31,944	29,389	25,401	24,222	23%

Liabilities
Assets sold under agreements to repurchase	8,435	10,178	8,794	7,130	7,344	15%
Mortgage loan participation purchase and sale agreements	696	691	697	699	700	(1)%
Notes payable secured by mortgage servicing assets	1,426	1,426	1,326	1,326	1,327	7%
Unsecured senior notes	4,837	4,834	4,832	4,829	4,185	16%
Accounts payable and accrued expenses	437	459	644	476	395	11%
Income taxes payable	1,216	1,206	1,184	1,151	1,097	11%
Liability for mortgage loans eligible for repurchase	8,291	8,594	7,410	5,417	4,963	67%
Other liabilities	184	229	194	164	178	4%
Total Liabilities	25,523	27,618	25,080	21,193	20,189	26%

Stockholders' Equity	4,337	4,326	4,309	4,208	4,033	8%

May not sum due to rounding

Capital and Liquidity

($ in millions)

2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Liquidity
Cash and short-term investments	749	654	712	684	624	20%
Amounts available to draw on facilities with collateral pledged	3,261	3,507	3,928	4,288	3,538	(8)%
Total liquidity	4,010	4,161	4,639	4,972	4,163	(4)%
Total liquidity as a % of MSR fair value	38%	41%	48%	52%	44%	(6)%

Capital
Total equity	4,337	4,326	4,309	4,208	4,033	8%
(-) Capitalized software	111	112	108	105	112	(1)%
Tangible equity	4,226	4,214	4,201	4,103	3,920	8%

Face value of unsecured senior notes	4,900	4,900	4,900	4,900	4,250	15%
Face value of MSR term notes and loans	1,330	1,330	1,330	1,330	1,230	8%
Amount drawn on variable funding note	1,145	860	410	230	905	27%
Freddie Mac MSR facilities	310	235	--	--	100	210%
Face value of non-funding debt	7,685	7,325	6,640	6,460	6,485	19%

Face value of assets sold under agreements to repurchase(1)	7,085	9,189	8,391	6,908	6,447	10%
Face value of mortgage loan participation purchase and sale agreements	696	691	697	700	701	(1)%
Face value of funding debt	7,782	9,880	9,088	7,608	7,148	9%

Face value of total debt	15,467	17,205	15,728	14,068	13,633	13%
Unamortized debt issuance costs	(72)	(76)	(80)	(84)	(76)	(6)%
Carrying value of total debt	15,395	17,129	15,648	13,984	13,557	14%

Total assets	29,859	31,944	29,389	25,401	24,222	23%
(-) Capitalized software	111	112	108	105	112	(1)%
Adjusted assets	29,748	31,832	29,281	25,296	24,110	23%
(-) Loans eligible for repurchase	8,291	8,594	7,410	5,417	4,963	67%
Adjusted assets less loans eligible for repurchase	21,458	23,237	21,871	19,879	19,147	12%

Capital Ratios
Non-funding debt / total equity(2)	1.8	x	1.7	x	1.5	x	1.5	x	1.6	x	0.2	x
Non-funding debt / tangible equity(2)	1.8	x	1.7	x	1.6	x	1.6	x	1.7	x	0.2	x

Total debt / total equity	3.6	x	4.0	x	3.7	x	3.3	x	3.4	x	0.2	x
Total debt / tangible equity	3.7	x	4.1	x	3.7	x	3.4	x	3.5	x	0.2	x

Total equity / adjusted assets less loans eligible for repurchase	20.2%	18.6%	19.7%	21.2%	21.1%	(0.8)%
Tangible equity / adjusted assets less loans eligible for repurchase	19.7%	18.1%	19.2%	20.6%	20.5%	(0.8)%

May not sum due to rounding

(1) Assets sold under agreements to repurchase shown above excludes the amount drawn on variable funding note and a certain portion of the Freddie Mac MSR facilities

(2) Uses face value of debt outstanding